UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

PowerShares Exchange-Traded Fund Trust

(Exact Name of Registrant as Specified in Its Charter)

Massachusetts	(See Below)
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

301 West Roosevelt Road, Wheaton, Illinois	60187
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered:	Each Class is to be so Registered:

Shares of beneficial interest, par value $0.01 per share	NYSE Arca, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates:  333-102228; 811-21265.

Securities to be registered pursuant to Section 12(g) of the Act:

NONE

Item 1.  Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, $0.01 par value, of each of the Funds listed in the table below, each a series of the PowerShares Exchange-Traded Fund Trust (the “Trust”), to be registered hereunder is set forth in Post-Effective Amendment No. 202 to the Trust’s Registration Statement on Form N-1A (Commission File Nos. 333-102228; 811-21265) filed on August 28, 2008, which description is incorporated herein by reference as filed with the Securities and Exchange Commission.

The Trust’s investment portfolios to which this filing relates and their I.R.S. Employer Identification Numbers are as follows:

PowerShares Aerospace & Defense Portfolio	20-3412390
PowerShares Buyback AchieversTM Portfolio	74-3184056
PowerShares CleantechTM Portfolio	74-3184057
PowerShares Dividend AchieversTM Portfolio	30-0327727
PowerShares Dynamic Aggressive Growth Portfolio	74-3183886
PowerShares Dynamic Banking Portfolio	74-3183881
PowerShares Dynamic Basic Materials Sector Portfolio	74-3183870
PowerShares Dynamic Biotechnology & Genome Portfolio	20-2494634
PowerShares Dynamic Building & Construction Portfolio	20-3413546
PowerShares Dynamic Consumer Discretionary Sector Portfolio	74-3183871
PowerShares Dynamic Consumer Staples Sector Portfolio	74-3183872
PowerShares Dynamic Deep Value Portfolio	74-3183884
PowerShares Dynamic Energy Exploration & Production Portfolio	20-3428152
PowerShares Dynamic Energy Sector Portfolio	74-3183873
PowerShares Dynamic Financial Sector Portfolio	74-3183875
PowerShares Dynamic Food & Beverage Portfolio	34-2044003
PowerShares Dynamic Hardware & Consumer Electronics Portfolio	34-2044006
PowerShares Dynamic Healthcare Sector Portfolio	74-3183879
PowerShares Dynamic Healthcare Services Portfolio	74-3183882
PowerShares Dynamic Industrials Sector Portfolio	74-3183877
PowerShares Dynamic Insurance Portfolio	20-3428205
PowerShares Dynamic Large Cap Growth Portfolio	20-6401407
PowerShares Dynamic Large Cap Portfolio	74-3183865
PowerShares Dynamic Large Cap Value Portfolio	20-6401441
PowerShares Dynamic Leisure and Entertainment Portfolio	34-2044005
PowerShares Dynamic MagniQuant Portfolio	74-3183864
PowerShares Dynamic Market Portfolio	01-0772019
PowerShares Dynamic Media Portfolio	34-2044007
PowerShares Dynamic Mid Cap Growth Portfolio	20-6401456
PowerShares Dynamic Mid Cap Portfolio	74-3183866
PowerShares Dynamic Mid Cap Value Portfolio	20-6401471
PowerShares Dynamic Networking Portfolio	20-2494468
PowerShares Dynamic Oil & Gas Services Portfolio	20-3428257
PowerShares Dynamic OTC Portfolio	01-0772023
PowerShares Dynamic Pharmaceuticals Portfolio	20-2494562
PowerShares Dynamic Retail Portfolio	20-3428312
PowerShares Dynamic Semiconductors Portfolio	34-2044008
PowerShares Dynamic Small Cap Growth Portfolio	20-6401505
PowerShares Dynamic Small Cap Portfolio	74-3183868
PowerShares Dynamic Small Cap Value Portfolio	20-6401536
PowerShares Dynamic Software Portfolio	34-2044010
PowerShares Dynamic Technology Sector Portfolio	74-3183880

PowerShares Dynamic Telecommunications & Wireless Portfolio	34-2044011
PowerShares Dynamic Utilities Portfolio	20-3428397
PowerShares Golden Dragon Halter USX China Portfolio	06-6542784
PowerShares High Growth Rate Dividend AchieversTM Portfolio	22-3915831
PowerShares High Yield Equity Dividend AchieversTM Portfolio	36-7435619
PowerShares International Dividend AchieversTM Portfolio	22-3915833
PowerShares Listed Private Equity Portfolio	02-0783729
PowerShares Lux Nanotech Portfolio	20-3412525
PowerShares Value Line Industry Rotation Portfolio	02-0783733
PowerShares Value Line TimelinessTM Select Portfolio	20-2510169
PowerShares Water Resources Portfolio	16-1739029
PowerShares WilderHill Clean Energy Portfolio	36-7435603
PowerShares WilderHill Progressive Energy Portfolio	02-0783734
PowerShares Zacks Micro Cap Portfolio	22-3915830
PowerShares Zacks Small Cap Portfolio	20-3413376

Item 2.    Exhibits

1. The Trust’s Amended and Restated Declaration of Trust is included as Exhibit (a)(1) to Pre-Effective Amendment No. 2 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-102228; 811-21265), as filed with the Securities and Exchange Commission on April 16, 2003.

2. The Trust’s By-Laws is included as Exhibit (b) to Post-Effective Amendment No. 73 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-102228; 811-21265), as filed with the Securities and Exchange Commission on June 6, 2006.

3. A form of specimen certificate of beneficial interest, $.01 par value is included as Exhibit (d)(1) to Pre-Effective Amendment No. 2 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-102228; 811-21265), as filed with the Securities and Exchange Commission on April 16, 2003.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

POWERSHARES EXCHANGE-TRADED FUND TRUST

Date: October 27, 2008	By:	/s/ H. Bruce Bond
H. Bruce Bond
Chief Executive Officer